SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest reported): September 16, 2004

                       Advantage Capital Development Corp.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                000-50413                           87-0217252
        (Commission File Number)        (IRS Employer Identification No.)

                 2999 N.E. 191st Street, PH2 Aventura, FL 33180
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)


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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On September 16, 2004, Advantage Capital Development Corp issued a press release announcing that it has developed a clearly defined investment strategy as it moves forward as a regulated business development company. As a business development company, the Company will have the latitude to invest in both public and private entities, including developing companies. In order to create long-term shareholder value, the Company has developed very specific investment criteria that is clearly focused on creating long- term shareholder value. The Company will focus on three specific types of investments:

      - Investments in existing small, public companies in the form of secured convertible debentures in the $200,000 to $750,000 range with an acceptable exit strategy;

      - Investments in private companies that can be incubated and then spun off into their own public companies, also with an acceptable exit strategy; and

      - Special situation investments in either private or public companies that are secured and opportunistic.

The Company recently closed on a transaction for $1 million in debt financing as part of the first phase of its financing. The funds were provided by an institutional investor. The Company is currently raising equity capital to finance its aggressive, short- and long-term investment plans.

The Company recently changed its name to Advantage Capital Development Corp. to better reflect its new business operations as a regulated BDC. This followed a comprehensive corporate restructuring that included the resignation of its former officers and directors as well as the establishment of a new board of directors and the appointment of new senior management.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired:

         None

(b) Exhibits

Number            Exhibit
------            -------

10.1              Press Release


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ADVANTAGE CAPITAL
                                              DEVELOPMENT CORP.

                                              By: /s/ Jeff Sternberg
                                                  -----------------------------
                                                      Jeff Sternberg, President

September 27, 2004